Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated October 13, 2016, with respect to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended July 31, 2016 of Straight Path Communications Inc. which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Zwick & Banyai, PLLC
Zwick & Banyai, PLLC
Southfield, Michigan March 8, 2017